Exhibit 10.9
Execution Copy
Duncan Energy Partners L.P.
41,529 Common Units
Representing Limited Partner Interests
Unit Purchase Agreement
Houston, Texas
December 8, 2008
Enterprise Products Operating LLC
1100 Louisiana Street, 10th Floor
Houston, Texas 77002

Ladies and Gentlemen:
     Duncan Energy Partners L.P., a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to directly sell (the “Offering”) to Enterprise Products Operating LLC, a Texas limited liability company (the “Purchaser”), 41,529 common units (the “Units”), each representing a limited partner interest in the Partnership (“Partnership Units”). Certain terms used herein are defined in Section 12 of this Unit Purchase Agreement (the “Agreement”). DEP Holdings, LLC is referred to herein as the “General Partner,” and the General Partner together with the Partnership is referred to collectively herein as the “DEP Parties” or individually as a “DEP Party”.
     This is to confirm the agreement among the DEP Parties, and the Purchaser concerning the purchase of the Units from the Partnership by the Purchaser.
     1. Representations and Warranties. The Partnership represents and warrants to, and agrees with, the Purchaser as set forth below in this Section 1.
     (a) Formation and Qualification of the DEP Parties. Each of the DEP Parties has been duly formed and is validly existing in good standing under the laws of the State of Delaware with all limited liability company or limited partnership, as the case may be, power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and, (i) in the case of the General Partner, to act as general partner of the Partnership, and (ii) in the case of the General Partner and the Partnership to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each of the General Partner and the Partnership is duly registered or qualified to do business and is in good standing as a foreign limited liability company or limited partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification or registration, except where the failure to so qualify or register would not, (i) individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the DEP Parties, taken as a whole (an “DEP Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (b) Valid Issuance of the Units. The Units and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act).
     (c) Authority. Each of the DEP Parties has all requisite limited liability company and limited partnership power and authority, as the case may be, to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Amended and Restated Agreement of Limited Partnership of the Partnership, dated February 5, 2007, as amended (the “Partnership Agreement”).

     (d) Authorization, Execution and Delivery of Agreements.
     (i) This Agreement has been duly authorized, validly executed and delivered by each of the DEP Parties;
     (ii) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and
     (iii) The Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated May 3, 2007, has been duly authorized, executed and delivered by the sole member of the General Partner, and will be a valid and legally binding agreement of such sole member, enforceable against it in accordance with its terms; and
except, with respect to each agreement described in this Section, as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (e) No Conflicts. None of the (i) offering, issuance and sale by the Partnership of the Units pursuant to this Agreement, (ii) the execution, delivery and performance of this Agreement by the DEP Parties, or (iii) consummation of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a violation of any organizational documents of any of the DEP Parties, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the DEP Parties is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, arbitrator or governmental agency or body having jurisdiction over any of the DEP Parties, or any of their properties or assets, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the DEP Parties, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B) or (D), would, individually or in the aggregate, have an DEP Material Adverse Effect.
     (f) Investment Company. None of the DEP Parties is now, or after the sale of the Units to be sold by the Partnership hereunder will be an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (g) Absence of Certain Actions. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance or sale of the Units in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to any of the DEP Parties which would prevent or suspend the issuance or sale of the Units in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the DEP Parties, threatened against or affecting any of the DEP Parties before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Units or in any manner draw into question the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto.
     2. Representations of the Purchaser.
     (a) Formation and Qualification of the Purchaser. The Purchaser has been duly formed and is validly existing in good standing under the laws of the State of Texas with all company power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and to execute and deliver this Agreement and consummate the transactions contemplated thereby. The Purchaser is duly registered or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification or registration, except where the failure to so qualify or register would not, (i) individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Purchaser (a “Purchaser Material Adverse Effect”) or (ii) subject the members of the Purchaser to any material liability or disability.
     (b) No Conflicts. Neither the execution, delivery and performance of this Agreement by the Purchaser nor the consummation of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the organizational documents of the Purchaser, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Purchaser is a party or by which it or any of its respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, arbitrator or governmental agency or body having jurisdiction over the Purchaser, or any of its properties or assets, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B) or (D), would, individually or in the aggregate, have a Purchaser Material Adverse Effect.
     (c) Investment. The Purchaser is acquiring the Units for its own account, and not as a nominee or agent, and with no present intention of distributing the Units or any part thereof, and that the Purchaser has no present intention of selling or otherwise distributing the same in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, subject to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Units under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If the Purchaser should in the future decide to dispose of any of the Units, the Purchaser understands and agrees (a) that it may do so only (i) in compliance with the Securities Act and applicable state securities law, as then in effect, or pursuant to an exemption therefrom (including Rule 144 under the Securities Act) or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.
     (d) Nature of Purchaser. The Purchaser represents and warrants to, and covenants and agrees with, the Partnership that, (a) it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D as promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.
     (e) Restricted Securities. The Purchaser understands that the Units it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership by an affiliate of the issuer and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser further understands that the Units it is purchasing may be characterized as “control securities” subject to similar restrictions insofar as the Purchaser is or remains an “affiliate” of the Partnership. In this connection, the Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.
     (f) Legend. Notwithstanding any registration of the sale of the Units to the Purchaser, due to the affiliate status of the Purchaser, it is understood that any certificates evidencing the Units will bear the following legend:
“These common units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for the common units has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”
     In addition, any Units held in book entry form will be designated as restricted based on the foregoing legend.
     3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Partnership, at a purchase price of $12.04 per common unit, the Units.
     4. Delivery and Payment. Delivery of and payment for the Units shall be made at 10:00 a.m., Houston, Texas time, on December 8, 2008 or at such time on such later date not more than three Business Days after the foregoing date as the Purchaser shall designate, which date and time may be postponed by agreement between the Purchaser and the Partnership (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Purchaser against payment by the Purchaser of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.
     5. Conditions to Closing.
     (a) The obligations of each of the DEP Parties and of the Purchaser hereunder to issue and sell, and to purchase, the Units on the closing date shall be subject to no order having been entered and remaining in effect in any action or proceeding before any federal, foreign, state or provincial court or governmental agency or other federal, foreign, state or provincial regulatory or administrative agency or commission that would prevent or make illegal the consummation of the transactions contemplated herein.
     (b) The obligations of the Purchaser to purchase the Units shall be subject to the accuracy of the representations and warranties on the part of the DEP Parties contained herein as of the Execution Time and the Closing Date, to the performance by the DEP Parties of their obligations hereunder and to the following additional conditions:
     (i) All partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to representatives of the Purchaser, and the Partnership shall have furnished to such representatives all documents and information that they may reasonably request to enable them to pass upon such matters.
     (ii) The NYSE shall have approved the Units for listing, subject only to official notice of issuance.
     (c) The obligations of the Partnership to sell the Units shall be subject to the accuracy of the representations and warranties on the part of the Purchaser contained herein as of the Execution Time and the Closing Date, and to the performance by the Purchaser of its obligations hereunder.
     (d) If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Purchaser hereunder may be canceled at, or at any time prior to, the Closing Date by (i) any of the DEP Parties or the Purchaser if pursuant to the conditions specified in Section 5(a), (ii) the Purchaser if pursuant to the conditions specified in Section 5(b) or (iii) the Partnership if pursuant to the conditions specified in Section 5(c). Notice of such cancellation shall be given to the other parties in writing according to the provisions of this Agreement.
     6. Expenses. The parties agree that the Partnership shall have no obligation to reimburse the Purchaser for any costs or expenses associated with the transactions contemplated by this Agreement.
     7. Notices. All communications hereunder will be in writing and effective only upon receipt, and, if sent to the Purchaser, will be mailed, delivered, telefaxed or sent by electronic mail to Enterprise Products Partners L.P., 1100 Louisiana Street, 10th Floor, Houston, Texas 77002, Attention: Chief Legal Officer (Fax No.: (713) 381-6570);

or, if sent to the DEP Parties, will be mailed, delivered, faxed or sent by electronic mail to DEP Holdings, LLC, 1100 Louisiana Street, 10th Floor, Houston, Texas 77002, Attention: General Counsel (Fax No.: (713) 381-6950); email address: shildebrandt@epco.com).
     8. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees and agents, and no other person will have any right or obligation hereunder.
     9. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF TEXAS.
     10. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.
     11. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     12. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in Houston, Texas.
     “Commission” shall mean the Securities and Exchange Commission.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
[Signature Pages to Follow]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership and the Purchaser.
Very truly yours,
the “Partnership”
DUNCAN ENERGY PARTNERS L.P.

By:	DEP Holdings, LLC, its general partner

	By:	/s/ Richard H. Bachmann
Richard H. Bachmann
President and Chief Executive Officer
Signature Page to Unit Purchase Agreement of
Duncan Energy Partners L.P.

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

“Purchaser”

ENTERPRISE PRODUCTS OPERATING LLC

By:	Enterprise Products OLPGP, Inc., its sole manager

	By:	/s/ Michael A. Creel
Michael A. Creel
President and Chief Executive Officer
Signature Page to Unit Purchase Agreement of
Duncan Energy Partners L.P.